UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2010

CYCLACEL PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500 Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 11, 2010, Cyclacel Pharmaceuticals, Inc. (the “Company”) filed a Post-Effective Amendment No. 1 on Form S-1 and a Registration Statement on Form S-1 pursuant to the Company’s pre-existing contractual obligations.

The Post-Effective Amendment No. 1 on Form S-1 was filed with respect to the shares of common stock issuable upon exercise of warrants that were previously issued in connection with registered direct offerings pursuant to four Prospectus Supplements, dated February 12, 2007, July 24, 2009, January 11, 2010 and January 21, 2010, initially registered by the registrant pursuant to a universal shelf Registration Statement on Form S-3 (File No. 333-140034) declared effective by the Securities and Exchange Commission on or about February 12, 2007. The Post-Effective Amendment No. 1 on Form S-1 was filed to convert such Registration Statement on Form S-3 into a Registration Statement on Form S-1.

The Registration Statement on Form S-1 was filed with respect to the shares of common stock that it may issue to Kingsbridge Capital Limited (“Kingsbridge”) pursuant to a common stock purchase agreement between Kingsbridge and the Company dated December 10, 2007, as amended on November 24, 2009, and shares of the Company’s common stock that may be issued upon exercise of an amended and restated warrant that the Company issued to Kingsbridge on November 24, 2009, all of which were initially registered on Registration Statement on Form S-3 (File No. 333-147997) and declared effective by the Securities and Exchange Commission on or about December 20, 2007. On May 27, 2010, the Company filed a Post-Effective Amendment No. 1 to such Registration Statement, but subsequently withdrew it on June 11, 2010. The Registration Statement on Form S-1 was thus filed in lieu of such post-effective amendment that was withdrawn on June 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.
By:	/s/ Paul McBarron

Name: Title:	Paul McBarron Executive Vice President—Finance, Chief Financial Officer and Chief Operating Officer

Date: June 14, 2010